UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 14, 2016

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Executive Officer.

On October 14, 2016, pursuant to approval of the Compensation Committee, Richard L. Van Kirk, the Company’s Chief Executive Officer, had an increase in base salary from $205,000 to $225,000 to be retroactively effective as of October 1, 2016. Additionally, the Compensation Committee approved a quarterly incentive bonus in the amount of $15,000 for the first quarter of fiscal 2017 and $10,000 for the remaining quarters of fiscal 2017, based upon the Company’s EBITDA exceeding $100,000 per quarter, as determined by the Compensation Committee and subject to adjustment and/or repayment, at the discretion of the Compensation Committee based on its final determination of EBITDA for the applicable quarter. Mr. Van Kirk’s employment with the Company continues on an at-will basis.

Mr. Van Kirk may also continue to participate, on the same terms as other employees of the Company, in all health and welfare programs, life insurance and qualified retirement plans and other employee benefits which may be sponsored by the Company from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016	PRO-DEX, INC. (REGISTRANT)

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer